UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020 (March 4, 2020)

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47281 Bayside Parkway

Fremont, CA 94538

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	ENPH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On March 4, 2020, Enphase Energy, Inc. (“Enphase”) entered into a Purchase Agreement (the “Purchase Agreement”) with Barclays Capital Inc. and Goldman Sachs & Co. LLC, as representatives of the several initial purchasers (collectively, the “Initial Purchasers”), to issue and sell $320 million aggregate principal amount of 0.25% Convertible Senior Notes due 2025 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Enphase granted the Initial Purchasers a 13-day option to purchase up to an additional $30 million aggregate principal amount of Notes on the same terms and conditions to cover over-allotments, if any. Enphase received approximately $312.5 million in net proceeds from the sale of the Notes issued on March 9, 2020 (after deducting the Initial Purchasers’ discount and estimated offering expenses payable by Enphase).

The Purchase Agreement includes customary representations, warranties and covenants by Enphase and customary closing conditions. Under the terms of the Purchase Agreement, Enphase has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, and such Exhibit 10.1 is incorporated herein by reference.

Indenture

In connection with the placement of the Notes pursuant to the Purchase Agreement, Enphase entered into an indenture by and between Enphase and U.S. Bank National Association, as trustee (the “Indenture”), and issued the Notes pursuant to the Indenture. The Notes will bear interest at a rate of 0.25% per year, payable semi-annually on March 1 and September 1 of each year, beginning on September 1, 2020. The Notes will mature on March 1, 2025, unless earlier repurchased by Enphase or converted at the option of the holders.

The initial conversion rate for the Notes is 12.2637 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $81.54 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), Enphase will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to the close of business on the business day immediately preceding September 1, 2024, the Notes may be converted only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2020 (and only during such calendar quarter), if the last reported sale price of Enphase’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Enphase’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after September 1, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. Initially, upon conversion of any Notes, Enphase will pay to the converting holder in respect of each $1,000 principal amount of Notes being converted solely cash in an amount equal to the sum of the daily conversion values for each of the 20 consecutive trading days during the related “observation period” (as defined in the Indenture). However, following satisfaction of the “share reservation condition” (as defined in the Indenture), Enphase will settle conversions of Notes through payment or delivery, as the case may be, of cash, shares of its common stock or a combination of cash and shares of its common stock, at Enphase’s election.

Enphase may not redeem the Notes prior to the maturity date and no sinking fund is provided for the Notes. Upon the occurrence of a “fundamental change” (as defined in the Indenture), holders may require Enphase to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are Enphase’s general unsecured obligations and will rank senior in right of payment to any of Enphase’s indebtedness that is expressly subordinated in right of payment to the Notes; will rank equal in right of payment to Enphase’s indebtedness that is not so subordinated, including Enphase’s 4.00% Convertible Senior Notes due 2023 and Enphase’s 1.00% Convertible Senior Notes due 2024; will be effectively junior in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and will be structurally junior to all indebtedness and other liabilities (including trade payables) of the subsidiaries of Enphase.

The following events are considered “events of default” under the Indenture, which may result in the acceleration of the maturity of the Notes:

(1)     Enphase defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2)     Enphase defaults in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)     failure by Enphase to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right;

(4)     failure by Enphase to give a fundamental change notice or notice of a make-whole fundamental change (each as described in the Indenture), in each case when due;

(5)      failure by Enphase to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of Enphase;

(6)     failure by Enphase for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes or Indenture;

(7)     default by Enphase or any of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $5.0 million (or its foreign currency equivalent) in the aggregate of Enphase and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and, in the cases of clauses (i) and (ii) such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days of such acceleration or failure to pay, as applicable;

(8)     a final judgment or judgments for the payment of $5.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against Enphase or any of its subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(9)     certain events of bankruptcy, insolvency, or reorganization of Enphase or any of its significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X.

If an event of default occurs and is continuing, the trustee by notice to Enphase, or the holders of at least 25% in principal amount of the outstanding Notes by notice to Enphase and the trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving Enphase, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

The foregoing summaries of the Indenture and the Notes are qualified in their entirety by reference to the Indenture and the Form of 0.25% Convertible Senior Note due 2025 attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and such Exhibits 4.1 and 4.2 are incorporated herein by reference.

Convertible Note Hedge Transactions

In connection with the pricing of the Notes on March 4, 2020, Enphase entered into privately-negotiated convertible note hedge transactions with respect to its common stock (the “Convertible Note Hedge Transactions”) with each of Barclays Bank PLC, through its agent Barclays Capital Inc., Credit Suisse Capital LLC, represented by Credit Suisse Securities (USA) LLC, as its agent, and Goldman Sachs & Co. LLC (collectively, the “Counterparties”). Enphase paid an aggregate amount of approximately $89.1 million to the Counterparties for the initial Convertible Note Hedge Transactions. The initial Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those in the Notes, 3,924,384 million shares of Enphase’s common stock, the same number of shares initially underlying the Notes, at a strike price that corresponds to the initial conversion price of the Notes and are exercisable upon conversion of the Notes. The Convertible Note Hedge Transactions will expire upon the maturity of the Notes.

The Convertible Note Hedge Transactions are expected generally to reduce potential dilution to Enphase’s common stock upon any conversion of the Notes and/or offset any cash payments Enphase is required to make in excess of the principal amount of converted Notes, as the case may be. The Convertible Note Hedge Transactions are separate transactions, entered into by Enphase with the Counterparties, and they are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions.

The foregoing summary of the Convertible Note Hedge Transactions is qualified in its entirety by the copies of the form of Convertible Note Hedge Transaction Confirmation attached as Exhibit 10.2 to this Current Report on Form 8-K, and such Exhibit 10.2 is incorporated herein by reference.

Warrant Transactions

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on March 4, 2020 Enphase separately entered into privately-negotiated warrant transactions (the “Warrants”), whereby Enphase sold to the Counterparties warrants to acquire, collectively, subject to anti-dilution adjustments, 3,924,384 million shares of Enphase’s common stock at an initial strike price of approximately $106.94 per share, which represents a premium of approximately 100% over the last reported sale price of Enphase’s common stock of $53.47 on March 4, 2020. Enphase received aggregate proceeds of approximately $71.6 million from the sale of the initial Warrants to the Counterparties. The Warrants were sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market value per share of Enphase’s common stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on Enphase’s earnings per share, unless Enphase elects, subject to certain conditions, to settle the Warrants in cash.

The Warrants are separate transactions, entered into by Enphase with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants. The foregoing description of the Warrants is qualified in its entirety by the copy of the form of Warrant Confirmation attached as Exhibit 10.3 to this Current Report on Form 8-K, and such Exhibit 10.3 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated into this Item 3.02 by reference.

Item 8.01	Other Events

On March 4, 2020, Enphase issued a press release announcing the offering of the Notes. The full text of the press release is attached as Exhibit 99.1, and such Exhibit 99.1 is incorporated herein by reference.

On March 5, 2020, Enphase issued a press release announcing the pricing of its offer and sale of the Notes. The full text of the press release is attached as Exhibit 99.2, and such Exhibit 99.2 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

4.1	Indenture, dated March 9, 2020, between Enphase Energy, Inc. and U.S. Bank National Association.

4.2	Form of 0.25% Convertible Senior Note due 2025 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated March 4, 2020, by and among Enphase Energy, Inc. and Barclays Capital Inc. and Goldman Sachs & Co. LLC.

10.2	Form of Convertible Note Hedge Transaction Confirmation.

10.3	Form of Warrant Confirmation.

99.1	Press Release, dated March 4, 2020, announcing the offering of convertible senior notes.

99.2	Press Release, dated March 5, 2020, announcing the pricing of convertible senior notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2020	ENPHASE ENERGY, INC.

	By:	/s/ Eric Branderiz
Eric Branderiz
Executive Vice President and Chief Financial Officer